                                                               File No. 811-2824

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

[ ]  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]  AMENDMENT NO. 28

                         SAMARNAN INVESTMENT CORPORATION
                Exact Name of Registrant as Specified In Charter

                 214 NORTH RIDGEWAY DRIVE, CLEBURNE, TEXAS 76031
 Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

(817) 645-2108 (Sam Walls, Pres)      (817) 641-7881 (Jerry Wheatley, Sec/Treas)
               Registrant's Telephone Number, including Area Code

          GEORGE S. WALLS, JR., 214 N. RIDGEWAY DR., CLEBURNE, TX 76033
  Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

                         SAMARNAN INVESTMENT CORPORATION

                                    FORM N-2

                              CROSS REFERENCE SHEET

ITEM OF FORM N-2                                               PAGE IN FORM N-2*
----------------                                               -----------------
   PART A
Item 1.  Outside Front Cover                                     Not Applicable
Item 2.  Cover Pages; Other Offering Information                 Not Applicable
Item 3.  Fee Table and Synopsis                                  Not Applicable
Item 4.  Financial Highlights                                    Not Applicable
Item 5.  Plan of Distribution                                    Not Applicable
Item 6.  Selling Shareholders                                    Not Applicable
Item 7.  Use of Proceeds                                         Not Applicable
Item 8.  General Description of the Registrant                              2-7
Item 9.  Management                                                        8-20
Item 10. Capital Stock, Long-Term Debt, and Other Securities              21-22
Item 11. Defaults and Arrears on Senior Securities                           22
Item 12. Legal Proceedings                                                   22
Item 13. Table of Contents of the Statement of Additional
         Information                                             Not Applicable

   PART B
Item 14. Cover Page                                              Not Applicable
Item 15. Table of Contents                                       Not Applicable
Item 16. General information and History                         Not Applicable
Item 17. Investment Objective and Policies                                   23
Item 18. Management                                                          23
Item 19. Control Persons and Principal Holders of Securities                 23
Item 20. Investment Advisory and Other Services                              23
Item 21. Portfolio Managers                                                  23
Item 22. Brokerage Allocation and Other Practices                            23
Item 23. Tax Status                                                          23
Item 24. Financial Statements                                                23

   PART C
Item 25. Financial Statements and Exhibits                                24-26
Item 26. Marketing Arrangements                                  Not Applicable
Item 27. Other Expenses of Issuance and Distribution             Not Applicable
Item 28. Persons Controlled by or Under Common Control           Not Applicable
Item 29. Number of Holders of Securities                                     26
Item 30. Indemnification                                                     26
Item 31. Business and Other Connections of Investment Adviser                26
Item 32. Location of Accounts and Records                                    26
Item 33. Management Services                                     Not Applicable
Item 34. Undertakings                                            Not Applicable
Signatures                                                                   27

*    Filed in Item-and-Answer Form


                                       (i)

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1. OUTSIDE FRONT COVER

     Not Applicable.

ITEM 2. COVER PAGES; OTHER OFFERING INFORMATION

     Not Applicable

ITEM 3. FEE TABLE AND SYNOPSIS

     Not Applicable.

ITEM 4. FINANCIAL HIGHLIGHTS

     Not Applicable.

ITEM 5. PLAN OF DISTRIBUTION

     Not Applicable.

ITEM 6. SELLING SHAREHOLDERS

     Not Applicable.

ITEM 7. USE OF PROCEEDS

     Not Applicable.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT

     1.   General;

          (a) The Registrant is a Texas corporation which was initially incorporated on April 4, 1946 as Walls Manufacturing Company, Inc. On April 28, 1978, the name of the Registrant was changed to Samarnan Investment Corporation.

          (b)  The Registrant is a closed-end diversified investment company,

     2.   Investment Objectives and Policies:

          (a) It is the Registrant's policy to maintain its qualification as a "regulated investment company" under Subchapter M of the Internal Revenue Code. The Registrant has maintained this policy in each of its fiscal years ending after fiscal 1978 when it became an investment company registered under the Investment Company Act of 1940 (the "1940 Act"). This policy may not be changed without the vote of the holders of a majority of the Registrant's voting securities.

          (b) Prior to fiscal 1999, the Registrant's investment policy was to invest exclusively in debt obligations issued by a State or Territory of the United States or the District of Columbia or a political instrumentality thereof the interest on which obligations was exempt from taxation for federal income tax purposes (hereinafter referred to as "tax-exempt debt securities"). The primary investment objective of this policy was to provide current income to the Registrant with capital appreciation being only of minor investment importance.

               At the annual meeting of the Registrant's shareholders held on April 28, 1998, the shareholders approved a change in the Registrant's investment policy to permit the Registrant to invest up to 49% of its portfolio in equity securities and taxable debt securities, with the remaining 51% of the portfolio to continue to be invested in the tax-exempt debt securities described above in the preceding paragraph. The purpose of this change in investment policy was to afford a portion of the Registrant's portfolio more flexibility in selecting portfolio investments for the primary purpose of capital appreciation and current income being of only secondary importance.

               To facilitate the change in policy the Board of Directors approved a plan in January 1999 pursuant to which that portion of the Registrant's portfolio consisting of common and preferred stocks, securities exercisable for or convertible into common stock, such as warrants or convertible debentures, and other types of equity securities would be designated as the Registrant's Equity Portfolio while that portion of the Registrant's portfolio consisting exclusively of tax-exempt debt securities, would be designated as its Debt Portfolio.

               Since the change in investment policy, the primary investment objective of the Registrant for that portion of its total portfolio designated as the Debt Portfolio is to provide current income with capital appreciation being only a secondary consideration, while the primary investment objective of that portion of its total portfolio designated as the Equity Portfolio is for capital appreciation with current income being only of minor investment importance.

               It is the Registrant's policy to authorize the Registrant's Board of Directors, in their sole discretion without any vote of the holders of its outstanding voting securities, to determine from time to time the percentages of its total investment portfolio allocated to the Equity Portfolio and to the Debt Portfolio; provided the percentage allocated to the Debt Portfolio is never to be less than 51% of the value of the Registrant's total assets at the end of each of its fiscal quarters.

               As of December 31, 2004, the Registrant's total investment portfolio valued at market was $20,070,846, of which $9,628,318(47.97%) consisted of equity securities in its Equity Portfolio and the remaining $10,442,528(52.03%) consisted of tax-exempt debt securities in its Debt Portfolio which represented 51.04% of the Registrant's total assets of $20,458,620 on that date.

          (c) The Registrant's policy with respect to equity securities is to invest primarily in common stock of domestic issuers and, to a lesser extent preferred stocks and other securities of domestic issuers that are exercisable for or convertible into common stock, which have been publicly distributed and are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or on the over-the-counter market. The Registrant's policy for investment in tax-exempt debt securities is to acquire securities that have been publicly distributed and for which a market exists, although the market for certain tax-exempt debt securities is limited.

               The value of any investment made by the Registrant in securities may fluctuate from time to time in response to changes in market and economic conditions as well as the financial condition and prospects of the issuers of such securities. It is generally thought that equity securities having large market capitalizations ($10 billion or more, known as "Large Caps"), as well as having well-established earnings and dividend records, strong industry positions and sound capital structures tend to be less volatile in terms of market price than those companies with smaller market capitalizations (companies having a market capitalization of more than $1,5 billion but less than $10 billion, known as "Mid Caps", and those having a market capitalization of less than $1.5 billion, known as "Small Caps"), whose earnings and dividend histories fluctuate, and have less established industry positions. The Registrant invests in equity securities of "Large Cap" companies and also "Mid Cap" and "Small Cap" companies, depending upon what are determined to be the best type of securities at any given time taking into consideration the potential long-term appreciation of a particular security.

               While the Registrant intends to invest primarily in the equity securities of domestic companies, it may from time to time invest some of its Equity Portfolio in securities of foreign issuers in the form of American Depository Receipts ("ADR's"), which are U.S. dollar-dominated receipts, typically issued by domestic banks or trust companies that represent the deposit with those entities of securities of a foreign issuer. ADR's are publicly traded on exchanges or over-the-counter in the United States and are issued through "sponsored" or "unsponsored" arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository's transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligations to furnish security holders periodic financial or other reports required to be made by publicly-held domestic companies which meet the standards imposed by the federal securities laws, nor to pay the depositary's transaction fees which are paid directly by the ADR holders. In addition, usually less information is available in the United States about an unsponsored ADR than about a sponsored ADR. The Registrant may invest in ADR's through both sponsored and unsponsored arrangements.

               While equity investments are made for the primary purpose of capital appreciation in the portfolio, there is no assurance that such appreciation will be realized and losses in equity securities may be incurred in the future and have been incurred in the past. The Registrant may also incur losses in both tax-exempt debt securities and taxable debt securities due to a number of factors. See paragraph 3, "Risk Factors" below under this Item 8.

               As a diversified investment company, the Registrant limits its holdings in the securities of any one issuer to an amount not greater in value than 5% of the value of the Registrant's total assets and not more than 10% of the outstanding voting securities of any one issuer. It is the Registrant's policy not to invest, in any event, for the purpose of exercising control of an issuer. The Registrant does not concentrate its investments in any particular industry or group of industries, nor does it directly invest in real estate, although it may invest in companies or real estate investment trusts ("REIT's") who have real estate investments. The Registrant's policy is not to acquire securities for short-term resale or other disposition or for the purpose of realizing short-term profits.

               The Registrant may invest in the securities of other investment companies, provided that (i) the aggregate value of its investments in all other investment companies is not more than 10% of the value of the Registrant's total assets; (ii) the aggregate value of the Registrant's investment in any one investment company is not more than 5% of the value of the Registrant's total assets; and (iii) the Registrant's investment in any one investment company is not more than 3% of the total outstanding voting stock of such investment company.

               It is the Registrant's policy not to borrow money, except that it may borrow from banks as a temporary measure for extraordinary or emergency purposes, but in no event may it borrow more than 5% of the value of its total assets. The Registrant may not purchase securities on margin (except such short-term credits as are necessary for the clearance of transactions) or sell short. The Registrant has no intention to issue senior securities nor will it underwrite securities or purchase or sell commodities or commodities contracts. The Registrant will not write, purchase or sell puts, calls or combinations thereof, except that it may write a call option for securities it owns at the time of selling the option, not to exceed securities having a value in excess of 10% of its total assets. The Registrant's policy is not make loans to other persons, except through the purchase or acquisition of publicly traded debt securities for investment and investments from time to time in short-term debt instruments such as certificates of deposit, commercial paper and Treasury bills and notes. The Registrant does not engage in, nor does it intend to engage in, any of the following types of transactions: risk arbitrage, reverse repurchase agreements, forward delivery contracts, or stand-by commitments, nor does it engage in currency transactions or purchase when-issued securities.

               Except for the Registrant's policy which authorizes its Board of Directors, in its sole discretion without any vote of the holders of its outstanding voting securities, to determine from time to time the percentages of the Registrant's total investment portfolio allocated to its Equity Portfolio and to its Debt Portfolio, as described above, none of the Registrant's investment objectives nor any of its other investment policies described above may be changed without a vote of the holders of a majority of the Registrant's outstanding voting securities.

          (d)  Not applicable.

     3.   Risk Factors:

          The risks inherent for investments in debt securities, both tax-exempt debt securities and taxable debt securities, depend upon the term and credit quality of the issuer as well as market conditions. A decline in the prevailing levels of interest rates usually will increase the value of debt securities, while a rise in the level of interest rates will generally reduce the value of those securities. An additional risk is that the issuer of a debt security may default in the payment of interest and/or principal under the obligation and seek the protection of state insolvency laws or the federal bankruptcy laws, although the Registrant has not experienced any such default to date.

          The risks inherent with investments in equity securities are that such investments may fluctuate from time to time in response to changes of market, economic and political conditions as well as to the financial condition, earnings, management changes and prospects of the issuer.

     4.   Other Policies:

          The Registrant may make investments in publicly traded debt securities, such as corporate bonds and debentures, the interest on which is taxable for federal income tax purposes, for the purpose of increasing its investment income since taxable debt obligations usually carry higher yields than comparable tax-exempt debt securities, although no assurance can be made that such an increase in income would be accomplished as a result of such investments. In addition, the Registrant may also invest from time to time any cash position it may have in interest bearing bank accounts or short-term debt instruments such as certificates of deposit, commercial paper and Treasury bills and notes.

     5.   Share Price Data:

          The Registrant's Common Stock is not listed on any stock exchange nor are transactions in the Common Stock reported on NASDAQ.

          While there have been limited or sporadic quotations for the Registrant's Common Stock in the Non-NASDAQ over-the-counter market, these quotations should not be deemed to constitute an "established public trading market" of the Common Stock. Not withstanding the foregoing, the Pink Sheets Electronic Quotation Service, whose address is 304 Hudson Street, Second Floor, New York, NY 10013, has advised the Registrant of quotations of the Common Stock which are shown in the following paragraph.

          The following table sets forth on a quarterly basis for the period beginning January 1, 2003, and ending on March 31, 2005, the high and low bid prices of the Registrant's Common Stock in the over-the-counter market as reported by the Pink Sheets Electronic Quotation Service, the net asset value of the Common Stock at the close of each quarterly period and the discount of each such quotation to the net asset value expressed as a percentage of each such quotation. The prices set forth below reflect inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions.

                                                 Percentage of
                                                 Discount From
                         Bid                    Net Asset Value
                    -------------   Net Asset   ---------------
                     High    Low      Value       High    Low
                    -----   -----   ---------     ----   ----
2003:
   First Quarter    11.30   11.30     14.43       21.7   21.7
   Second Quarter   11.30   11.30     15.28       26.0   26.0
   Third Quarter    11.30   11.30     15.29       26.1   26.1
   Fourth Quarter   11.30   11.30     16.03       29.5   29.5

2004:
   First Quarter    11.30   11.00     16.19       30.2   32.1
   Second Quarter   11.00   10.50     16.00       31.3   34.4
   Third Quarter    10.65   10.10     16.29       34.6   38.0
   Fourth Quarter   10.10    9.50     17.00       40.6   44.1

2005:
   First Quarter    10.75    8.00     16.91       36.4   52.7

     6.   Business Development Companies:

          Not applicable.

ITEM 9. MANAGEMENT

     1.   General:

          (a)  Board of Directors:

               The Board of Directors of the Registrant is responsible for managing the business and affairs of the Registrant.

          (b)  Investment Advisers:

               The Registrant has two investment advisors, Voyageur Asset Management Inc. ("VAM") and Westwood Management Corp. ("Westwood").

          (A)  Debt Portfolio:

               VAM and its predecessors, Voyageur Asset Management LLC, a Minnesota limited liability corporation, and Voyageur Fund Managers, a Minnesota general partnership, has been the Registrant's investment advisor for debt securities since April 1, 1991.

               The Investment Advisory Agreement, dated as of April 1, 2001 (the "VAM Agreement"), between the Registrant and VAM was approved by the Registrant's shareholders at their annual meeting on April 26, 2001, and provided it would continue in effect for a period of one year from April 1, 2001, and thereafter for successive one year periods, provided each yearly continuation is specifically approved at least annually by (i) the Registrant's Board of Directors or by vote of a majority of the outstanding voting securities of the Registrant, and (ii) by the vote of a majority of the directors who are not parties to the VAM Agreement or "interested persons" (as defined in the 1940 Act) of VAM or the Registrant cast in person at a meeting duly called for the purpose of voting on such approval.

               The VAM Agreement was most recently approved for a further one year period commencing April 1, 2005, by the unanimous vote of the Registrant's Board of Directors, which included those directors who were not "interested persons" as defined in the 1940 Act, at their meeting on January 27, 2005,

               In making their decision to approve the continuation of the VAM Agreement for a further one year period, the Registrant's Directors considered a number of factors, including VAM's performance under the VAM Agreement during the Registrant's fiscal year ended December 31, 2004, the market value of the Debt Portfolio at December 31, 2004, the rate of return on the Debt Portfolio during fiscal 2004, and also the fact that VAM and its predecessors, has acted as investment advisor for debt securities to the Registrant since 1991 and is familiar with the Registrant's investment policies and objectives and its operating procedures, as well as VAM's satisfactory performance in coordinating with Westwood, the Registrant's investment advisor for equity securities, which the Directors deemed essential to the efficient operation of the Registrant's business.

               The Board considered that the overall rate of return on the Debt Portfolio during fiscal 2004 was 5.25%, based on the market value of the Debt Portfolio at year-end, and that the market value of the Debt Portfolio at year-end 2004 was in excess of its cost by approximately $467,600, an increase of about 4.69% over cost, both of which factors the Board determined to be satisfactory and in compliance with the Registrant's investment objectives for the Debt Portfolio. Taking these factors into consideration, as well as the other factors referred to above, the Board concluded that it was in the best interest of the Registrant to approve the continuation of the VAM agreement for a further one year period.

               Under the VAM Agreement, VAM's investment advisory services and responsibilities are limited to those relating to debt securities and the management of the Registrant's Debt Portfolio and VAM does not render any investment advice to the Registrant with respect to equity securities nor is it responsible for the management of the Registrant's Equity Portfolio.

               The VAM Agreement provides for the Registrant to pay VAM and advisory fee based upon the value of the assets in the Debt Portfolio as of the last day of each of the Registrant's fiscal quarters on which the New York Stock Exchange (the "NYSE") is open for trading (the "Appraisal Date"). The fee is 0.27% of the appraised value of the assets in the Debt portfolio, which is payable on a quarterly basis in arrears with a minimum fee of $3,000 per annum. If the VAM Agreement is terminated on any day other than the last day of a quarter, the quarterly fee is proportionally reduced to the number of days VAM acted as an investment advisor during such quarter.

               In making any appraisal, securities listed on any national security exchange will be valued at the last quoted sales price, regular way, on the Appraisal Date on the principal exchange on which the security is listed; securities listed on NASDAQ or traded in the over-the-counter market will be valued at the closing price or the highest reported bid price on the Appraisal Date, whichever is available; and securities not listed on any exchange or in NASDAQ or not traded in the over-the-counter market, as well as trades that have not been settled on the Appraisal Date, will be valued as of the Appraisal Date at their fair market value as determined in good faith by VAM in accordance with policies approved by the Registrant's Board of Directors.

               The VAM Agreement may be terminated at any time without penalty by the Registrant's Board of Directors or by a vote of its outstanding voting securities, or by VAM, on not more than 60 days' written notice to the other party, and will automatically terminate in the event of its "assignment" as that term is defined in the 1940 Act.

               During its fiscal year 2004, the Registrant paid VAM advisory fees of $29,028 which represented 0.14% of the Registrant's net assets of $20,427,564 at December 31, 2004.

               Information Regarding VAM

               The following information has been furnished to the Registrant by VAM for inclusion in this Amendment to the Registrant's Registration Statement.

               VAM is a Minnesota corporation registered as an investment adviser under the Investment Advisers Act of 1940. VAM's address is 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402.

               VAM is a wholly-owned subsidiary of RBC Dain Rauscher Corporation, a Delaware corporation, which in turn is wholly-owned (through RBC Holdings (USA) Inc.) by Royal Bank of Canada, a publicly held Canadian corporation. The address of RBC Dain Rauscher Corporation is 60 South Sixth Street, Minneapolis, Minnesota 55402 and the address of Royal Bank of Canada is 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5.

               Under the VAM Agreement, VAM makes decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of tax-exempt debt securities.

               The primary consideration in selecting a broker-dealer is its ability to provide a product at a competitive price and with the best execution capabilities. In making this determination, VAM will consider price, financial strength and responsibility and the full range and quality of the broker-dealer's services. Examples of types of services expected to be received include various investment research reports and statistical services, economic and market advice, both written and oral, including advice as to the advisability of purchasing or selling certain securities, the availability of securities or purchasers or sellers of securities, analysis and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. VAM may, therefore, use a broker-dealer who provides useful research and securities transaction services even though a lower transaction cost could be incurred by using a broker-dealer who offers limited research services and minimal security transaction assistance.

               On occasions when VAM deems the purchase and sale of a security to be in the best interest of more than one of its clients, VAM may aggregate multiple contemporaneous client purchase or sell orders into a block order for execution. A written statement regarding the allocation of the order among VAM's accounts is prepared, and the executed order is then allocated according to this statement. By aggregating orders, VAM can ordinarily obtain better execution than if the orders were not aggregated. Clients accounts for which orders are aggregated receive the average price of such transactions, which could be higher or lower than the actual price that would otherwise be paid by such clients absent the aggregation. Any transaction costs incurred in the transaction will be shared pro rata based on each client's participation in the transaction.

               When a client for whom VAM provides discretionary investment management services requests or instructs VAM to direct a portion of the securities transaction for its account to a specified broker-dealer, VAM will treat the client direction as a decision by the client to retain, to the extent of the direction, the discretion that VAM would otherwise have in selecting broker-dealers to effect transactions and in negotiating transaction costs generally for the client's account. Although VAM will attempt to effect such transactions in a manner consistent with its policy of seeking best execution and price on each transaction, there may be occasions where it is unable to do so, in which case VAM will continue to comply with the client's instructions on the foregoing basis. The client, therefore, should consider whether under its direction, transaction costs, execution, clearance and settlement capabilities, and fees for custodial or other services provided the client by the broker-dealer (if applicable) will be comparable to those otherwise obtainable. A client making such a designation also should understand that it may lose the possible advantage that non-designating clients derive from the aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security.

               VAM will not effect any transactions in the Registrant's portfolio securities with any broker-dealer affiliated directly or indirectly with VAM.

               Pursuant to conditions set forth in rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and the quality of the issuer. The rules further require that such purchases take place in accordance with procedures adopted and reviewed periodically by the Board of Directors of the Registrant, including those Directors who are not "interested persons" of the Registrant.

          (B) Equity Portfolio:

               At the annual meeting of the Registrant's shareholders on April 16, 1999, the shareholders approved an Investment Advisory Agreement, dated as of April 1, 1999 (the "Westwood Agreement"), which provided that it would continue in effect for a one year period from April 1, 1999, and thereafter for successive one year periods, provided that each yearly continuation is specifically approved at least annually by (i) the Registrant's Board of Directors or by the vote of a majority of the outstanding voting securities of the Registrant, and (ii) by the vote of a majority of the Directors who are not parties to the Westwood Agreement or "interested persons" (as defined in the 1940 Act) of Westwood or the Registrant cast in person at a meeting called for the purpose of voting on such approval.

               The Westwood Agreement was most recently approved for a further one year period commencing April 1, 2005, at a meeting of the Registrant's Board of Directors on January 27, 2005 by the unanimous vote of the Directors, which included those Directors who were not "interested persons" as defined in the 1940 Act.

               In making their decision to approve the continuation of the Westwood Agreement for a further period of one year, the Registrant's Board of Directors considered Westwood's performance under the Westwood Agreement during fiscal 2004, including the market value of the Equity Portfolio at December 31, 2004, the amount of income derived by the Registrant from the Equity Portfolio during fiscal 2004, the familiarity of Westwood with the Registrant's investment policies and objectives, and its operating procedures, and Westwood's satisfactory performance in coordinating with VAM, the Registrant's investment advisor for debt securities, which it deemed essential to the efficient operation of the Registrant's business.

               The Board considered the market value of the Equity Portfolio at year-end 2004 compared to year-end 2003 had increased by $1,506,486, or 18.55%, and the amount of the income derived by the Equity Portfolio during fiscal 2004 represented a return of approximately 2.37% based on market value of the Equity Portfolio at December 31, 2004, both of which the Board deemed to be satisfactory and consistent with the investment objectives for the Equity Portfolio. After considering these factors and the other factors referred to above, the Board concluded that it was in the best interest of the Registrant to approve the continuation of the Westwood Agreement for a further one year period.

               Under the Westwood Agreement, Westwood provides investment advice with respect to equity securities and the management of Registrant's Equity Portfolio. Westwood does not render any investment advice with respect to debt securities nor is it responsible for the management of the Registrant's Debt Portfolio.

               The Westwood Agreement provides for an advisory fee based upon the appraised value of the assets in the Equity Portfolio on the Appraisal Date (which is the same date provided for in the VAM Agreement described above). The fee is 0.75% of the appraised value of the assets in the Equity Portfolio which is payable quarterly in arrears. If Westwood serves less than the whole of any quarter, the fee is to be pro rated for the portion of such quarter that Westwood served as investment adviser.

               The criteria for Westwood's appraisal of the assets of the Equity Portfolio is the same as that for VAM's appraisal of the Debt Portfolio described above.

               The Westwood Agreement may be terminated at any time without penalty by the Board of Directors of the Registrant or by a vote of a majority of its outstanding voting securities, or by Westwood, on not more than 60 days' written notice to the other party. The Westwood Agreement will automatically terminate in the event of its "assignment" as that term is defined in the 1940 Act.

               During its fiscal year 2004, the Registrant paid Westwood advisory fees of $64,245 which represented 0.32% of the Registrant's net assets of $20,427,564 at December 31, 2004.

               Information Regarding Westwood

               The following information has been furnished to the Registrant by Westwood for inclusion in this Amendment to the Registrant's Registration Statement.

               Westwood is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Westwood provides investment advice to trusts, endowments, public, corporate, pension and personal assets. Westwood's principal business address is 200 Crescent Court, Suite 1200, Dallas, Texas 75201.

               Westwood, a New York corporation, is a wholly-owned subsidiary of Westwood Holdings Group, Inc., a Delaware corporation ("WHG"), whose common stock is publicly traded on the New York Stock Exchange. WHG also owns all of the stock of Westwood Trust, the Registrant's custodian. The general nature of WHG' business is to provide financial services.

               WHG's address is 200 Crescent Court, Suite 1200, Dallas, Texas 75201. 20.3% of WHG's common stock is owned by four members of Westwood's management group and five outside directors, with Susan M. Byrne, the Chairman and Chief Executive Officer of WHG, owning 11.3% of such stock. No other member of the management group or outside directors owns more than 5% of WHG's stock.

               Based on information contained in Schedule 13G/A (Amendment No.
               8) under the Securities Exchange Act of 1934, filed on February 16, 2005 by Third Avenue Management LLC, a Delaware limited liability company and a registered investment adviser under the Investment Advisers Act of 1940 ("TAM"), TAM has sole dispositive power and sole voting power over 892,821 shares or 15.5% of WHG's outstanding common stock. The address of TAM is 622 Third Avenue, 32nd Floor, New York, NY 10017-6715.

               Based on information contained in Schedule 13D/A under the Securities Exchange Act of 1934, filed on February 14, 2005, by Gabelli Asset Management, Inc. ("GBL"), a New York corporation and public company listed on the New York Stock Exchange, GBL has beneficial ownership of 1,023,250 shares or 17.8% of WHG's outstanding common stock. GBL is the parent company for a variety of companies engaged in the securities business. The address of GBL is One Corporate Center, Rye, New York 10580.

               Based on information contained in Schedule 13G/A (Amendment No.
               2) under the Securities Exchange Act of 1934, filed on February 14, 2005 by Dalton, Greiner, Hartman, Maher & Co., a Delaware partnership and registered investment advisor under the Investment Advisers Act of 1940, ("DGHM"), DGHM has sole depositive power of 338,175 or 5.9% and sole voting power of 329,553 shares or 5.7% of WHG's outstanding common stock. The address of DGHM is 565 Fifth Avenue, Suite 2101, New York, New York 10017.

               Under the Westwood Agreement, Westwood makes decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of equity securities. The primary consideration in making these decisions is obtaining the most favorable prices for the Registrant and efficiency in executing orders. Westwood has advised the Registrant that in effecting transactions on the Registrant's behalf, Westwood will seek the most favorable price consistent with best execution.

               Westwood receives from brokers in-house research, certain third party research (generally of economic data), and certain information providing historic and current market data. Westwood has arrangements with certain brokers who provide "soft dollar" credits for the purchase of research services. Commissions paid to these brokers are competitive. Accounts receiving benefit from the research share the cost. A budget for this research is determined annually and reviewed periodically. Supplemental to selecting a broker on the best execution basis, this budget may be considered.

               Each potential soft dollar arrangement is analyzed by Westwood to determine whether the use of client brokerage is appropriate and falls under the "safe harbor" rules of Section 28(e) of the Securities Exchange Act of 1934.

               Westwood will not effect any brokerage transaction in the Registrant's portfolio of equity securities with any broker-dealer affiliated directly or indirectly with Westwood.

               Pursuant to the conditions set forth in the rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer of Westwood is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and quality of the issuer. The rules further require that such purchases take place in accordance with the procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those directors who are not "interested persons" of the Registrant.

               On occasions when Westwood deems the purchase or sale of a security to be in the best interests of more than one of its clients, Westwood may aggregate multiple contemporaneous purchase or sell orders into a single block order for execution. Client accounts for which orders are aggregated receive the average price of such transactions. Any transaction costs incurred in the transaction are shared pro rata based upon each client's participation in the transaction.

               When Westwood makes a decision to aggregate orders, it seeks to allocate securities among its client accounts in a fair and equitable manner. Under Westwood's trade allocation policy, securities generally are allocated among client accounts according to each account's predetermined participation in the transaction. Westwood considers a number of factors when determining if investments are appropriate and suitable for allocation to an account. These factors include, but are not limited to: (i) the investment objective, policies and strategy of the account; (ii) the appropriateness of the investment to an account's time horizon and risk objectives; (iii) existing levels of account ownership in the investment and in similar securities; and (iv) the immediate availability of cash or buying power in the account to fund the investment.

          (c)  Portfolio Management:

               (i)  Debt Portfolio:

                    The following information has also been furnished to the Registrant by VAM for inclusion in this Amendment to the Registrant's Registration Statement.

                    (a) The person who is primarily responsible for the day-to-day management of the Registrant's Debt Portfolio is Steven P. Eldredge, a Managing Director and Senior Fixed Income Portfolio Manager of VAM. Mr. Eldredge has been employed by VAM or its predecessors since 1995. Prior to that time, he was a fixed income portfolio manager for ABT Mutual Funds from 1989 through 1995. Mr. Eldredge has over 20 years experience in portfolio management.

                    (b) The number of other accounts managed by Mr. Eldredge within each of the categories set forth below and the total assets in such other accounts as of December 31, 2004 is as follows:

                                       Number of   (In millions)
Account                                 Accounts    Total Assets
-------                                ---------   -------------
(A) Registered investment companies       -0-             -0-
(B) Other pooled investment vehicles       1         4.300.0
(C) Other accounts                        63           797.2

                    (c) The annual advisory fees charged by VAM to other accounts managed by Mr. Eldredge range from 0.08% to 0.50% of their total assets depending on the amount of such assets.

                    (d) The resolution of any conflicts of interest that may arise in connection with Mr. Eldredge's management of the Registrant's investments, on the one hand, and the investments of other accounts managed by him is described above on page 11 hereof under the subcaption "(A) Debt Portfolio" of the caption "(b) Investment Advisers" of this Item 9 to which reference is made.

                         Mr. Eldgedge's compensation by VAM includes his fixed salary and a year-end bonus based upon VAM's annual operating results. Such bonus is not based upon the asset value of the Registrant's Debt Portfolio nor does Mr. Eldredge receive any compensation directly from the Registrant. Mr. Eldredge also participates in VAM's retirement plan, its long-term incentive plan, and other benefits which are also available to other officers of VAM. Mr. Eldredge does not own any of the Registrant's securities.

               (ii) Equity Portfolio:

                    The following information has also been furnished to the Registrant by Westwood for inclusion in this Amendment to the Registrant's Registration Statement.

                    (a) The person who is primarily responsible for the day-to-day management of the Registrant's Equity Portfolio is Susan M. Byrne, Chairman and Chief Executive Officer of Westwood. Ms. Byrne, a founder of Westwood in 1983, has over twenty years of experience in the management of equity portfolios.

                    (b) At December 31, 2004, the number of other accounts managed by Ms. Byrne within each of the categories set forth below and the total assets of each of such other accounts managed by her within each such category is as follows:

                                       Number of   (in millions)
Accounts                                Accounts    Total Assets
--------                               ---------   -------------
(A) Registered investment companies         2           460.19
(B) Other pooled investment vehicles        4           688.34
(C) Other accounts                         44         1.784.98

                    (c) The standard advisory fee charged by Westwood to other accounts managed by Ms. Byrne is 75 basis points for the first $25 million of assets of LargeCap Value and thereafter it is negotiable. At December 31, 2004, Ms. Byrne managed two other registered investment companies with assets in excess of $400 million for which Westwood charged fees ranging from 20 to 47 basis points of the total assets under management.

                    (d) The resolution of any conflicts of interest that may arise in connection with Ms. Byrne's management of the Registrant's investments, on the one hand, and the investments of other accounts managed by her is described on pages 15 and 16 hereof under the subcaption "(B) Equity Portfolio" of the caption "(b) Investment Advisers" of this Item 9 to which reference is made.

                         Westwood's compensation to Ms. Byrne includes her fixed salary and a year-end bonus based upon Westwood's year-end after-tax operating results. Such bonus is not based upon the asset value of the Registrant's Equity Portfolio nor does she receive any compensation directly from the Registrant. Ms. Byrne also participates in Westwood's retirement plan and other benefits which are also available to other employees of Westwood. Ms. Byrne does not own any securities issued by the Registrant.

          (d)  Administrators:

               Not applicable.

          (e)  Custodians:

               The name and principal business address of the Registrant's custodian, transfer agent and dividend paying agent are as follows:

               Custodian:
               Westwood Trust
               200 Crescent Court, Suite 1200
               Dallas, Texas 75201

               Transfer Agent and Dividend Paying Agent:
               Securities Transfer Corporation
               2591 Dallas Parkway, Suite 102
               Frisco, Texas 75034

          (f)  Expenses:

               The Registrant pays expenses for legal and accounting fees, the fees and expenses of its custodian, transfer agent and dividend paying agent as well as the costs of its directors and shareholders meetings. These expenses are in addition to the investment advisory fees paid to VAM under the VAM Agreement, or to Westwood under the Westwood Agreement.

          (g)  Affiliated Brokerage:

               All portfolio transactions effected by VAM in the Registrant's securities during the year ended December 31, 2004, were transacted with primary market makers acting as principal on a net basis. Accordingly, the Registrant did not pay any brokerage commissions, as such, during such year, however, the market makers were compensated in the form of a "mark-up" or "mark-down" which may have resulted in a profit or a loss to them from such transactions.

               None of such market makers was at the time of any transaction an affiliated person of the Registrant or VAM or an affiliated person of any such persons. The Registrant did not purchase any issues of tax-exempt debt securities for its portfolio that were underwritten by an affiliated broker-dealer during the year ended December 31, 2004.

               All portfolio transactions effected by Westwood in the Registrant's equity securities during the year ended December 31, 2004, were transacted with primary market makers acting as principal on a net basis or with broker-dealers acting in an agency capacity for securities listed on a national securities exchange. None of the broker-dealers or market makers were affiliated persons of the Registrant or of Westwood, or an affiliated person of any such persons. The Registrant did not purchase any underwritten issues of equity securities for its portfolio during the year ended December 31, 2004, in which an affiliated person of the Registrant or of Westwood was a member of the underwriting syndicate.

          (h)  Code of Ethical Responsibility:

               The Registrant has adopted a Code of Ethical Responsibility under rule 17j-1 under the 1940 Act. The Code of Ethical Responsibility does not prohibit the Registrant's officers, directors and other personnel subject thereto from investing in securities, including securities that may be purchased or held by Registrant; provided, that securities that may be purchased or held by the Registrant may only be purchased or sold by officers, directors and other personnel of the Registrant subject to the Code under certain restrictions provided for by the Code. The Code can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. The Code is also available on the EDGAR Database on the Commission's Internet site at http:/ /www.sec.gov. Copies of the Code may be obtained, after the payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

          (i)  Voting of Portfolio Securities:

               The Registrant's policy relating to the voting of its portfolio securities is to delegate to its investment advisor for equity securities, Westwood Management Corp. ("Westwood"), the authority to vote the equity securities held in the Registrant's portfolio.

               Westwood has advised the registrant that its policy in voting the Registrant's portfolio securities is as follows: Westwood has engaged ISS (Institutional Shareholder Services) for assistance with the proxy voting process for its clients. ISS is a leading provider of corporate governance and proxy voting services. ISS's main objective is to assist institutional investors by researching the financial implications of proxy proposals and to recommend the casting votes that will enhance and protect shareholder returns. In most cases, Westwood agrees with the recommendations of ISS, however, ballots are reviewed bi-monthly by Westwood's analysts and Westwood may choose to vote differently than ISS's recommendation if it believes it is in the best interest of its clients.

               Westwood has further advised the Registrant that the procedures it follows with respect to proxy record keeping that Westwood maintains complete files for all its clients. These files include a listing of all proxy material sent on behalf of its clients along with individual copies of each response. Client access to these files can be arranged upon request. A summary of voting is sent to each client on an annual basis.

               The information regarding how the Registrant's equity portfolio securities were voted during the twelve month periods ended June 30, 2004 and June 30, 2005 is set forth in the Registrant's Form N-PX, dated July 21, 2004, filed with the Commission on July 21, 2004 and in the Registrant's Form N-PX, dated July 23, 2005, filed with the Commission on July 25, 2005, and such information is available, without charge, upon request to the Registrant's Secretary, Jerry D. Wheatley, by calling 1-817-641-7881 collect and also on the Commission's website at http:/ / www.sec.gov.

     2.   Non-Resident Managers:

          Not applicable.

     3.   Control Persons:

          For information relating to control of the Registrant, reference is made to the caption "Principal Shareholders" on pages 2 and 3, and to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the Registrant's Proxy Statement, dated April 5, 2005, filed with the Commission on April 5, 2005 (the "2005 Proxy Statement") to which reference is made and which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2005.

          Reference is made to the caption "Election of Directors" on page 3 of the 2005 Proxy Statement for information as to the name, address, age, and the principal occupation during the past five years of each director and officer of the Registrant and also to those directors who are "interested persons" of the Registrant and to the subcaption "Remuneration" on page 5 of the 2005 Proxy Statement for the compensation paid to the officers and directors of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2005.

          Reference is made to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the 2005 Proxy Statement for information as to the equity securities of the Registrant owned by all of its officers and directors, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2005.

ITEM 10. CAPITAL STOCK, LONG- TERM DEBT, AND OTHER SECURITIES

     1.   Capital Stock:

          The Registrant has only one class of capital stock authorized, Common Stock, par value $1.00 per share.

          All shares of the Common Stock are entitled to participate equally in dividends or other distributions declared by the Registrant's Board of Directors. Each share of Common Stock entitles the record holder thereof to one vote on all matters submitted to a vote of the shareholders. Shareholders are not entitled to cumulative voting in elections for directors. Each share of Common Stock has equal liquidation rights. The Common Stock does not have any preemptive rights or conversion rights nor does it have any provisions for redemption or for a sinking fund. The issued and outstanding shares of Common Stock are fully paid and non assessable and are not subject to any calls or assessments.

     2.   Long-Term Debt:

          The Registrant has no long-term debt.

     3.   General:

          Not applicable.

     4.   Taxes:

          For fiscal year 2004, Registrant qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code. As a "regulated investment company", the Registrant distributed to its shareholders as dividends during fiscal 2004 (i) more than 90% of its net taxable income and (ii) more than 90% of its net tax-exempt income. In addition, more than 50% of the value of the Registrant's total assets at the end of each of its fiscal quarters in 2004 consisted of tax-exempt obligations described in Section 103 of the Internal Revenue Code and the amount of tax-exempt interest from such obligations distributed to Registrant's shareholders as dividends was designated as such by the Registrant in written notice to them. Since the Registrant distributed to its shareholders as dividends all of the net taxable income it received in 2004, the Registrant has made no provision for federal income taxes for fiscal 2004.

          During fiscal 2004, the Registrant received $134,937 of net taxable dividend income, $450,980 of net tax-exempt interest income and realized a capital gain of $581,137 from security transactions. Of these amounts $134,937 of net taxable dividend income and $453,927 of net tax-exempt interest income was distributed to the Registrant's shareholders as dividends. The distribution of dividends to shareholders took on the same character to the Registrant's shareholders as that income was received by the Registrant; to wit: taxable dividend income and tax-exempt interest income.

          Since a portion of the dividends distributed by the Registrant to its shareholders consist of tax-exempt interest income, shareholders may be subject to the Alternative Minimum Tax ("AMT") for federal income tax purposes on their personal income taxes.

          Generally, tax rates computed under the AMT rules are higher than those computed under regular federal income tax rates and shareholders should consult with their own tax advisors as to the applicability of the AMT to them.

     5.   Outstanding Securities:

          As of April 16, 2005, the authorized and outstanding shares of the Registrant's Common Stock was as follows:

   Authorized         Outstanding
----------------   ----------------
2,000,000 shares   1,201,768 shares

     6.   Securities Ratings:

          Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES

          Not applicable. The Registrant does not have any Senior Securities.

ITEM 12. LEGAL PROCEEDINGS

          None

ITEM 13. TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

          Not applicable.

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 14. COVER PAGE

     Not applicable.

ITEM 15. TABLE OF CONTENTS

     Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY

     Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

     The answer to this item is fully responded to in Item 8 of Part A hereof.

ITEM 18. MANAGEMENT

     The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

     The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 21. PORTFOLIO MANAGERS

     The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES

     The answer to this Item is fully responded to in item 9 of Part A hereof,

ITEM 23. TAX STATUS

     The answer to this Item is fully responded to in Item 10 of Part A hereof.

ITEM 24. FINANCIAL STATEMENTS

     Reference is made to Item 24 of Part C hereof for the financial statements incorporated by reference herein.

                                     PART C
                                OTHER INFORMATION

Item 25. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements:

          (i)  Statement of Assets and Liabilities as of December 31, 2004.

          (ii) Schedule of Investments in Securities as of December 31, 2004.

          (iii) Statement of Operations for the Year ended December 31, 2004.

          (iv) Statement of Changes in Net Assets for the Years ended December 31, 2004 and 2003.

          (v)  Notes to Financial Statements.

          (vi) Financial Highlights for Each of the Years in the Five Year Period ended December 31, 2004.

          All of the foregoing financial statements are included in the Registrant's Annual Report to Shareholders for the year ended December 31, 2004, which was filed as Exhibit 1 to Registrant's Form N-CSR, dated February 27, 2005, filed with the Commission on March 1, 2005, which are hereby incorporated by reference, and such material is incorporated by reference in Part B hereof.

     (b)  Exhibits:

          (1)  Amended Articles of Incorporation (1)

          (2)  Restated By-laws (2)

          (3)  None

          (4)  Specimen Stock Certificate (1)

          (5)  None

          (6)  None

          (7)  Investment Advisory Contracts (3)

          (8)  Not applicable

          (9)  None

          (10) Custodian Agreement (2)

          (11) None

          (12) Not Applicable

          (13) None

          (14) Consent of Independent Auditors (6)

          (15) None

          (16) None

          (17) None

          (18) Code of Ethical Responsibility of Registrant's, Amended Code of Ethics of Westwood Management Corp. and Compliance Manual of Voyageur Asset Management Inc. (2)

          (19) Code of Ethics (4)

          (20) Fidelity Bond, Certified Resolution and Statement of Payment (2)

          (21) Registrant's Annual Report to Shareholders for 2004 (5)

----------

          (1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

          (2) This document was filed as an exhibit, with the corresponding exhibit number, to Amendment No. 26 to the Registrant's Registration Statement, dated April 28, 2004, which is hereby incorporated by reference.

          (3) Under Item 7 of the Exhibits-Investment Advisory Contracts, exhibits 3(a) and 3(d) below were superseded by exhibit 3(c) below.

               (a) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

               (b) Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

               (c) Registrant's Investment Advisory Agreement, dated as of April 1, 2001, with Voyageur Asset Management Inc. was attached as Exhibit A to the Registrant's Proxy Statement dated April 1, 2001, filed in definitive form with the Commission on or about April 2, 2001 which Agreement is hereby incorporated by reference.

               (d) Registrant's Interim Investment Advisory Contract, dated December 8, 2000, with Voyageur Asset Management Inc. was filed as Exhibit (7)(d) to the Registrant's Amendment No. 23 to its Registration Statement under the 1940 Act on Form N-2 dated April 27, 2001, which is hereby incorporated by reference.

          (4) Registrant's Code of Ethics, as adopted on July 22, 2003, was filed as Exhibit 2 to Registrant's Semi-Annual Report to Shareholders for the six month period ended June 30, 2003 on Form N-CSR filed with the Commission on August 21, 2003, which Code of Ethics is hereby incorporated by reference.

          (5) Registrant's Annual Report to Shareholders for the year ended December 31, 2004 was filed as Exhibit 1 to Registrant's Form N-CSR, dated February 27, 2005, filed with the Commission on March 1, 2005, which Annual Report is hereby incorporated by reference.

          (6) Consent of Independent Auditors was filed as Exhibit 14 to Amendment No. 27 to the Registrant's Registration Statement, dated April 26, which is hereby incorporated by reference.

ITEM 26. MARKETING ARRANGEMENTS

     Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

     Not applicable.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

     On March 18, 2005, the outstanding shares of the Registrant's Common Stock were held of record by 131 persons.

ITEM 30. INDEMNIFICATION

     The answer to this Item is found in Article VII, Section 7 of the Registrant's Bylaws which material is hereby incorporated by reference.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management Inc. as filed with the Commission, which is hereby incorporated by reference.

     For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Westwood Management Corp. as filed with the Commission, which is hereby incorporated by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

     The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31 (a) of the Investment Company Act of 1940 and Rules 31a-1 and 31a-3 thereunder are in the possession of Mr. Jerry D. Wheatley, Secretary and Treasurer of the Registrant, 214 North Ridgeway Drive, Cleburne, Texas 76033.

ITEM 33. MANAGEMENT SERVICES

     Not applicable.

ITEM 34. UNDERTAKINGS

     Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 28 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, and State of Texas, on the 15th day of September, 2005.

                                        SAMARNAN INVESTMENT CORPORATION


                                        By: /s/ George S. Walls, Jr.
                                            ------------------------------------
                                            GEORGE S. WALLS, JR.
                                            PRESIDENT